EXHIBIT 10.74

 CONFIDENTIAL  TREATMENT  HAS BEEN  REQUESTED  FOR  PORTIONS  OF THIS  AGREEMENT
  PURSUANT TO AN APPLICATION DATED JANUARY 27, 1997, AS SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL PORTIONS ARE INDICATED WITH AN ASTERISK ("*"), EXCEPTING THOSE ASTERISKS CONTAINED IN SCIENTIFIC FORMULAS CONTAINED IN SECTION 2(A) OF EXHIBIT A.

                                LETTER OF INTENT

         THIS LETTER OF INTENT is made on the 17th day of January 1997, by and between Agouron Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the state of California, having a principal place of business at 10350 North Torrey Pines Road, La Jolla, California, United States of America (hereinafter called "Agouron"), Japan Tobacco Inc., a corporation duly organized and existing under the laws of Japan, having its principal place of business at JT Building, 2-1, Toranomon 2-chome, Minato-ku, Tokyo, Japan (hereinafter called "JT"), and F. Hoffmann-La Roche Ltd., a corporation duly organized and existing under the laws of Switzerland, having its principal place of business at CH-4002-Basel, Switzerland (hereinafter called "Roche"). Agouron, JT and Roche are sometimes hereinafter referred to as a party (collectively "parties") to this Agreement.

                                   Background

         In December 1994, Agouron and JT entered into a Development and License Agreement ("D&L Agreement") under which they have collaborated in the development and commercialization of the chemical compound known as "nelfinavir mesylate" to treat and prevent Human Immunodeficiency Virus infections. Agouron, JT and Roche now agree to enter into a license agreement under which Roche will be licensed to sell nelfinavir mesylate in certain countries of the world. This Letter of Intent ("LOI") which shall be binding on the parties sets forth the basic license terms upon which the parties have agreed. The full terms of the license will be set forth in a definitive agreement to be prepared as described below.

         NOW THEREFORE, the parties agree as follows:

         1. Terms. The parties hereby enter into this Letter of Intent to confirm their entering into a license agreement on terms substantially in accordance with those contained in Exhibit A attached hereto. The parties acknowledge that Exhibit A only states the basic terms of the understanding between the parties and is subject to the further negotiation and preparation of an agreement containing the full terms of the license between the parties ("Definitive Agreement"). Each party agrees to act in good faith in an effort to negotiate, execute and deliver the Definitive Agreement on or before * .

         2. Disclosure. The parties shall jointly prepare and release a statement about the existence of this Letter of Intent and of the license between Agouron, JT and Roche. Except as agreed to by the parties, Agouron, JT and Roche shall not release any further information to any third party who is not under an obligation of confidentiality with respect thereto about any of the terms of this Letter of Intent or of the license without the prior written consent of the other parties, which consent shall not unreasonably be withheld. This prohibition includes, but is not limited to, press releases, educational and scientific conferences, promotional materials and discussions with the media. If a party determines that it is required by law to release information to any third party regarding the terms of this Letter of Intent or the subject matter of the license, it shall notify the other parties of this fact prior to releasing the information. The notice to the other parties shall include the text of the information proposed for release. The other parties shall have the right to confer with the notifying party regarding the necessity for the disclosure and the text of the information proposed for release.

         3. Miscellaneous. This Letter of Intent contains the entire agreement between the parties as to the matters set forth herein and shall be construed in accordance with the laws of the State of California, United States of America. Exhibit A describes the parties' understanding with respect to the development and sale of nelfinavir mesylate by Roche in certain countries of the world. This Letter of Intent, including Exhibit A, shall not be amended, supplemented or otherwise modified, except by an instrument in writing signed by duly authorized officers of all of the parties. Roche shall bear all of the expenses incurred by it in connection with the negotiation and preparation of this Letter of Intent and the Definitive Agreement. Agouron and JT shall bear all of the expenses incurred by them in connection with the negotiation and preparation of this Letter of Intent and the Definitive Agreement. Notwithstanding the preceding, the use and disclosure of confidential and proprietary information disclosed to Roche for the purpose of determining Roche's interest in entering into (and for the subsequent negotiation and performance of) a license agreement for Viracept for certain countries of the world shall be governed by the terms of the Confidentiality Agreement between the parties with an effective date of January 7, 1997.

         IN WITNESS WHEREOF, the parties hereto have executed this Letter of Intent by their respective officers thereunto duly authorized, the day and year hereinabove written. This Letter of Intent may be executed in counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

AGOURON PHARMACEUTICALS, INC.         JAPAN TOBACCO INC.

By:      /s/ Kent Snyder              By:      /s/ Masamichi Nishimoto
Name:    Kent Snyder                  Name:    Masamichi Nishimoto
Title:   Vice President               Title:   Executive Vice President

By:      /s/ Gary Friedman            By:      /s/ Masakazu Kakei
Name:    Gary Friedman                Name:    Masakazu Kakei
Title:   Vice President               Title:   Managing Director

F. HOFFMANN-LA ROCHE LTD

By:      /s/ Werner Henrich
Name:    Werner Henrich
Title:   Director

By:      /s/ Dr. Bruno Maier
Name:    Dr. Bruno Maier
Title:   Deputy Director

                                                                January 17, 1997

                                    Exhibit A


1. JT and Agouron, individually and directly, under terms and conditions specified below, hereby grant Roche the exclusive right, even as to Agouron and JT, to sell the Product in the Field in the Licensed Territory.

2. Definitions: Except as otherwise set forth herein, items containing an initial capitalized letter shall have the meaning stated in the Letter of Intent ("LOI") and/or this Exhibit A.

         (a) "Product" means nelfinavir mesylate, however formulated, whose chemical name is as follows:

                            [3S-(3R*, 4aR*, 8aR*, 2'S*, 3'S*)]-2-[2'-hydroxy-3'-
                            phenylthiomethyl-4'-aza-5'-oxo-5'-(2"-methyl-3"-
                            hydroxyphenyl)pentyl]-decahydroisoquinoline-3-N-t-
                            butyl carboxamide methanesulfonic acid salt,

                   and whose chemical structure is as follows:


                                [GRAPHIC OMITTED]

         (b) "Licensed Territory" means all countries of the world, except for the United States (and its territories, possessions and protectorates, and the District of Columbia), Canada, Mexico, Japan, Taiwan, South Korea, North Korea, and all the countries of Asia listed on Schedule 1 attached hereto.

         (c) "Field" means the treatment and prevention of Human Immunodeficiency Virus ("HIV") infections.

         (d) "Affiliate" means any person, organization or entity which is, directly or indirectly, controlling, controlled by, or under common control with Roche, Agouron or JT, as the case may be. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and

                                                                January 17, 1997

                  policies of such person, organization or entity, whether through the ownership of voting securities, or by contract, or court order, or otherwise. The ownership of voting securities of a person, organization or entity shall not, in and of itself, constitute "control" for purposes of this definition, unless said ownership is of a majority of the outstanding securities entitled to vote of such person, organization or entity. For purposes of this Agreement, Genentech, Inc. shall be considered to be an Affiliate of Roche.

         (e)       "Major European Country" means the *


         (f)       "MAA" means Marketing Authorization Application.

         (g)       "EMEA" means the European Agency for the Evaluation of
                    Medicinal Products.

         (h) "D&L Agreement" means the December 1, 1994 Development and License Agreement between Agouron and JT.

3. The term of this license will extend on a country-by-country basis from the effective date of the signing of the LOI to which this Exhibit A is an attachment, until the later of: (i) the last to expire of any patents covering the Product in a country; or (ii) * years after the date of the initial commercial launch of the Product in such country.

4. With the consent of JT and Agouron, whose consent shall not be unreasonably withheld, Roche shall have the right to sublicense its rights in the Product in one or more countries of the Licensed Territory.

5.        Subject to the provisions of the D&L Agreement, Agouron may *

         be agreed upon by the parties after discussions between Roche and Agouron. Subject to the provisions of the D&L Agreement, JT may *
         to   be    agreed upon by the parties after discussions between Roche and JT.  The terms of the *

                            modified to reflect the *


6.        Until *                   except for the countries of *
                            in countries where either JT or Agouron control the exclusive rights to the Product, *

                                                       On or before *
                            the parties agree to further discuss the *

                                                                January 17, 1997

                    For purposes of this paragraph, JT and Agouron shall not be considered independent third parties.

7. Except as otherwise agreed to by the parties, Agouron and JT will be responsible for completing in a reasonable manner and funding the studies * these studies include the core development program studies designed to achieve registration of the Product in the Field in the major countries of the Licensed Territory. The parties acknowledge that Agouron and JT despite reasonable diligence may be unable to complete one or more of such studies because of lack of enrollment, changes in clinical practices and/or other commercially or scientifically valid reasons.
         *





8.        In collaboration with Roche, Agouron will be responsible for *


                                                      and    will    have    the
         primary responsibility for *


            Roche and its Affiliates will provide assistance, as necessary, to *





                                                            Roche    will   have
         the primary responsibility for the *
                                                                 Roche  will  be
         responsible for *


9.       Alterations to the *               which are required for *
                                                 will be the responsibility of *
         Except as otherwise agreed to by the parties, Roche will be responsible for *





10.       Roche will be responsible for *                    (other than
          those *           ) which involve the *
                                    (including *
                                            ). Roche will be responsible for the
         *

                                                                January 17, 1997

11. A party conducting a study involving the Product will assist the other parties in the incorporation of the data from such study into their dossiers, if necessary. *






12. Roche will be responsible for the cost and implementation (possibly in cooperation with a previously-contracted contract research organization) of an expanded access program in Europe and Australia which will be consistent in scope with the expanded access program implemented by Agouron in North America.

13. Roche shall use reasonable diligence in the development and registration of the Product in the Field in the countries of the Licensed Territory. Reasonable diligence shall mean at least the comparable standard of effort used by Roche in *

                                                       If,    after    *    days
         written notice of the failure by Roche to use reasonable diligence in the development and registration of the Product in the Field in a country located in the Licensed Territory Roche fails to fulfill its obligations under this paragraph, such failure shall be deemed to be an election pursuant to *


14. Roche will purchase the Product from JT or Agouron directly as determined by JT and Agouron, for use in such additional studies and expanded access program in the Licensed Territory *


15. Roche will make the following license issue fee payments to Agouron and JT directly.


              On January 24, 1997
                    To Agouron                              USD 9 million
                    To JT                                   USD 9 million

          Within thirty (30) days
          of first regulatory approval
          in a Major European Country
          or upon marketing authorization
          from the European Commission
                    To Agouron                              USD 11 million
                    To JT                                   USD 11 million

                                     TOTAL                  USD 40 million

                                                                January 17, 1997

16.       *
                                                   will be consistent with the *
                                                               will modify the *
                           only to the extent required to respond to *       and
          implement  *

                                                                              As
         they deem appropriate, Agouron, JT and their licensees will *



17. It is the intent of the parties that a single trademark be identified and developed for use in connection with marketing the Product in the Field wherever possible throughout the Territory. The parties acknowledge their intention to use the VIRACEPT(R) trademark in connection with the marketing of the Product in the Field wherever possible. Unless otherwise agreed and as permitted by law, Roche will sell the Product under the VIRACEPT brand name in all countries of the Licensed Territory. The parties also acknowledge their intention to use, if appropriate, the same trade dress in connection with the marketing of the Product in the Field wherever possible. In countries where Roche is exclusively marketing the Product, unless prohibited by law or regulation, the labeling for the Product shall state that the Product is licensed from Agouron and JT.

18.       *














19.       *                         Roche  using  diligent   marketing  efforts,
         agrees to provide sales and other promotional support for the Product in each country in the Licensed Territory which is equivalent to or greater than that which Roche, its Affiliates and/or
         sublicenses are providing *                                 After the
         *                Roche   will   provide   a reasonable  level of sales
         and other promotional support for the Product in each country in the Licensed Territory which, when measured as a percentage of adjusted gross product sales in such country, is equivalent to or greater than that which Roche, its Affiliates and/or sublicenses are providing for *

         shall be attributed to *. If, after * written notice of the failure by Roche to

                                                                January 17, 1997

         provide the agreed upon level of sales and other promotional support for the Product in a country located in the Licensed Territory Roche fails to fulfill its obligation under this Paragraph, Agouron and JT shall have the right, *








20. Roche shall keep Agouron and JT informed of its progress in the development and registration of the Product. This shall include, at least * the regular meetings of the parties and such written progress reports as are agreed to by the parties summarizing Roche's activities during each reporting period and Roche's planned activities for the succeeding period. Agouron and JT shall keep Roche informed of their development and registration activities to the extent that such development and registration activities are relevant to the development and registration of the Product by Roche in the Licensed Territory. Each of the parties will *
                            each representative shall report to his/her management on the matters discussed at each of the meetings of the parties. Each party, prior to the
         implementation of *         will  provide  the  other  parties  with  a
         copy of the *                          and an  opportunity  in a timely
         manner  to  comment  on the   *


                             Roche  agrees  to  use  its  diligent   efforts  in
         responding in a timely manner, but not more than *             to
         requests   from   Agouron  or  JT  for
         information *

21.      Roche shall keep Agouron and JT informed of *
                                    This shall include, at least *
         the  regular  meetings of
         the parties and such written progress reports as are agreed to by the parties summarizing Roche's activities during each reporting period and Roche's planned activities for the Product for the succeeding period. Each of the parties will *
                            each representative shall report to his management on the matters discussed at each of the meetings of the parties. The representatives of the parties at the meeting will review and discuss *


                                                                    Each   party
         agrees to inform the other parties, *

                                                                January 17, 1997

22. Agouron, JT and Roche each acknowledge the interests of the other parties in publishing certain of their results of the development and registration of the Product to obtain recognition within the scientific community and to advance the state of scientific knowledge. The parties also recognize their mutual interests in obtaining valid patent protection for their drug products. Consequently, a party, its employees or consultants *




                                   Furthermore, in acknowledgment that certain *

                                         the parties agree that each party shall
         *







                After giving reasonable consideration to the suggestions of the objecting party, the party wishing to *


23. Roche will pay JT and Agouron directly, a royalty based on the net sales of the Product by Roche, its Affiliates and sublicenses, consolidated into CHF, in amounts which equal the greater of: (i) the royalty amounts calculated according to Schedule 1 below (Product only); or (ii) the royalty amounts calculated according to
         Schedule 2 below (Product and any formulations of INVIRASE which Roche markets with royalties being calculated separately for the consolidated annual net sales of the Product and INVIRASE). Schedule 2 shall not apply to net sales in a country until the Product is approved and available for sale in such country. The following royalties shall be divided equally between JT and Agouron.

           Schedule 1

           Royalty Rate                      Consolidated Annual Net Sales
           Per Consolidated                  Level of the Product in Licensed
           Annual Net Sales Level            Territory
           ----------------------            ----------------------------------

                 *                           <=CHF    *
                 *                           > CHF    * / <= CHF    *
                 *                           > CHF    *

                                                                January 17, 1997

           Schedule 2

                                            Consolidated Annual Net Sales Level
                                            for the Product and INVIRASE in the
                                            Licensed Territory (With Royalties
           Royalty Rate                     Being Calculated Separately for the
           Per Consolidated                 Consolidated Annual Net Sales of the
           Annual Net Sales Level           Product and INVIRASE)
           ---------------------            ------------------------------------
                *                           <=CHF   *
                *                           > CHF   *    / <= CHF    *
                *                           > CHF   *

24.      If either:  (i)  regulatory  approval for the Product is not obtained
         in a Major  European  Country prior to *           or (ii)  marketing
         authorization  for the Product is not  obtained  from the  European
         Commission prior to *                        the royalty rate for
         Schedule 2 will be adjusted as follows:

                   Schedule 2
                                             Consolidated Annual Net Sales Level
                                             for the Product and INVIRASE in the
                                             Licensed Territory (With Royalties
          Royalty Rate                       Being Calculated Separately for the
          Per Consolidated                   Consolidated Annual Net Annual
          Net Sales Level                    Sales of the Product and INVIRASE)
          ------------------                 ----------------------------------
                *                            <=CHF   *
                *                            > CHF   *      / <= CHF    *
                *                            > CHF   *

25. If either: (i) regulatory approval for the Product is not obtained in a Major European Country prior to * or (ii) marketing authorization for the Product is not obtained from the European Commission prior to *
         Schedule 2 will not apply and Roche will be obligated to pay JT and Agouron directly, royalties according to Schedule 1 only.

26. Roche agrees not to market any other HIV protease inhibitors in the Licensed Territory during the term of the agreement, unless sales for such product(s) are included in the consolidated net sales calculation according to Schedule 2.

27.      *       despite reasonable efforts to *


                                                                       provided,
         however, that in no case will *

                                     The parties acknowledge that the *



                         that the provisions of this paragraph do not apply to *

                                                                January 17, 1997

                                                      The  parties  specifically
         acknowledge that *


                                                Notwithstanding the preceding, *


         which are then being commercially used in the manufacture of the Product, the parties will *


28. In any country where the amount of third party unlicensed sales of drug products containing nelfinavir mesylate for a quarterly period exceed * of the total sales of all drug products containing nelfinavir mesylate in such country for such quarterly period, royalties due on the net sales of the Product in such country for such quarterly period will be
         *

29. Roche will purchase the Product from Agouron or JT directly, for sale in the Licensed Territory at a price which *



30.      *                                                      and  if  Agouron
         or JT, independently or jointly, *





31. Roche will assist Agouron and JT in the identification of low-cost manufacturing sources for the Product. Roche will also provide without charge, to the extent available, technical and manufacturing assistance and use of its technology and proprietary information to Agouron and JT in an effort to decrease the production costs of the Product. Agouron and JT agree to discuss in good faith with Roche an arrangement under which Roche could be the contract manufacturer of the Product to be used in the Licensed Territory, including the prerequisite requirement that *


         Notwithstanding the preceding, Agouron and JT shall be entitled to *

                   including the right to continue their *


32.       *

                                                                January 17, 1997

                   Subject to the provisions of the D&L Agreement, in the event that *

                           Agouron and JT, their Affiliates and sublicensees shall be free, without any further action by Agouron, JT or Roche and without any further obligation to Roche and its Affiliates, to *


                                          provided that Agouron and JT shall not
         *

                            For purposes of this paragraph, Roche's *


                                                               In the event of *
                                                             pursuant   to   the
         terms of this paragraph:  (i) the *
                                     (ii) Agouron and JT, their Affiliates and
         sublicensees shall
         *

                            (iii) Roche shall *
                                                            and (iv) Roche shall
         *
                                                                 Roche  shall be
         responsible for *




33.      Roche may elect to *
                        In the event that Roche elects to *
                         , subject to the provisions of the D&L Agreement: (i) Agouron and JT shall
         *
                                                      (ii) Agouron and JT will *
                                                             (iii) Roche shall *

                         and (iv) Roche shall *


34. This Agreement shall be assignable by Agouron and JT, but shall not be assignable by Roche, except to an Affiliate, without the prior written consent of Agouron and JT, which consent may be withheld at the sole discretion of Agouron and JT. Any such assignment without the prior written consent of Agouron and JT shall be void. If this Agreement is assigned to an Affiliate, Roche shall still be responsible for all of its obligations specified in this Agreement. Notwithstanding the preceding, in the event of: (i) a sale or transfer of all or substantially all of Roche's assets; or (ii) the merger or

                                                                January 17, 1997

         consolidation of Roche with another company, this Agreement shall be assignable to the transferee or successor company.

35.       *

                                                                January 17, 1997

                             SCHEDULE 1 TO EXHIBIT A
                                 ASIAN COUNTRIES


*
*
*
*
*
*
*
*
*
*
*
*
*
*

Licenses in the above-listed countries shall be subject to compliance by Roche with the United States laws and regulations governing exports and re-exports of the Product and any technology developed or disclosed as a result of this Agreement.

                                      S1-1

                            SCHEDULE 2 TO EXHIBIT A
                      NELFINAVIR MESYLATE CLINICAL STUDIES

                       *
                       -------------------------------

Protocol       Title
--------       -----
   *             *
   *             *
   *             *
   *             *
   *             *
   *             *
   *             *
   *             *
   *             *
   *             *
   *             *
   *             *
   *             *
   *             *
   *             *
   *             *
   *             *

                                      S2-1

                                                            January 17, 1997

                         *
                         ---------------------------------

Protocol       Title
--------       -----
   *             *
   *             *
   *             *
   *             *
   *             *
   *             *
                                      S2-2

                                                                January 17, 1997

                         *
                         ---------------------------------

Protocol       Title
--------       -----
   *             *
   *             *
   *             *
   *             *
   *             *
   *             *
   *             *
   *             *
   *             *
                                      S2-3